Exhibit 99.2

PRIME MERIDIAN HOLDING COMPANY

CHARTER OF THE

COMPENSATION COMMITTEE

Article I – Preface

The Board of Directors (the “Board”) of Prime Meridian Holding Company (the “Company”) has established a Compensation Committee (this “Committee”) and has adopted this Charter of the Compensation Committee (this “Charter”) on this 17th day of September, 2020.

Article II – Purpose

The Board has established and empaneled this Committee to act on behalf of the Board with respect to the Company’s and its subsidiary’s, Prime Meridian Bank, compensation practices. This shall include reviewing and approving, subject to Board ratification, the Chief Executive Officer’s compensation, including, but not limited to, salary, incentive compensation plans, and equity awards. This Committee shall also review and make recommendations with respect to other executive officers’ cash compensation and non-employee directors’ compensation. This Committee shall also oversee the Company’s equity incentive compensation plans. As used in this Charter, an “executive officer” means an “officer” for purposes of Section 16 of the Securities Exchange Act of 1934 and the rules thereunder. This Committee shall also have such other duties, powers, and responsibilities as are described in this Charter.

Article III – Size and Membership

This Committee shall consist of at least three Company directors, all but one of which must meet the independence requirements of the Nasdaq Marketplace Rules. The size of this Committee shall be established, and the members of this Committee shall be appointed, by the Board or by a committee thereof upon the Board’s delegation of such authority. Committee members are subject to removal by the Board or by a committee thereof upon the Board’s delegation of such authority. Any vacancy on this Committee may be filled by the Board. The Chair of this Committee will be appointed by the Board or by this Committee if such authority is so delegated by the Board. Should this Committee appoint its own Chair, such appointment must be ratified by the Board. Should the Board not ratify any such appointment, the Board or this Committee shall select another member of this Committee to serve as Chair.

Article IV – Duties, Powers, and Responsibilities

This Committee shall have the following duties, powers, and responsibilities:

a.	With respect to compensation generally:

1.	Work to align the Company’s compensation policies with the Company’s long-term interests, and avoid short-term rewards for management decisions that could pose undue long-term risks for the Company.

2.

Annually review and evaluate with the appropriate officers of the Company the Company’s compensation practices, incentives, and benefits, to ensure they do not encourage excessive or inappropriate risk taking. This review shall include an evaluation of the relationship between the Company’s risk management policies and practices and its compensation practices.

b.	With respect to the Chief Executive Officer:

3.	Review and approve, subject to ratification by the Board, employment or other agreements, goals, and objectives relevant to the compensation for the Chief Executive Officer.

4.

Evaluate the Chief Executive Officer’s performance in light of the previously approved goals and objectives and establish, subject to ratification by the Board, the compensation, including a salary and any bonuses or incentive compensation, of the Chief Executive Officer based on this evaluation. In determining any long-term incentive compensation component of the Chief Executive Officer’s compensation, this Committee may consider a number of factors, including, but not limited to, the Company’s performance and relative shareholder returns, satisfaction of applicable legal and regulatory requirements, the value of similar incentive awards to Chief Executive Officers of comparable companies, and the awards given to the Company’s Chief Executive Officer in past years.

5.

The Chief Executive Officer shall not be present during any vote taken with respect to the Chief Executive Officer’s compensation and this Committee shall have the right to conduct deliberations in executive session with respect to such compensation.

c.	With respect to other executive officers, and directors:

6.

Review with the Chief Executive Officer goals and objectives relevant to the cash compensation for other executive officers, evaluate the performance of those executive officers in light of those goals and objectives, and review the cash compensation level of those executive officers based on this evaluation.

7.	Review and recommend to the Board employment agreements, severance agreements, and change in control agreements for executive or other officers of the Company.

8.	Annually review compensation for non-employee directors and recommend to the Board any changes.

d.	With respect to equity incentive plans:

9.	Administer the Company’s equity incentive compensation plans and, upon the direction of the Board, any other compensation plans that are established or maintained by the Company.

10.	Make grants or recommend to the Board that it makes grants under, and in compliance with, the Company’s equity incentive, or other, compensation plans.

11.	Make recommendations to the Board with respect to the adoption, amendment, termination, or replacement of compensation plans.

e.	With respect to Securities and Exchange Commission Reporting:

12.

Review and discuss with Company management the Compensation Discussion and Analysis (the “CD&A”) required to be included in the Company’s Securities and Exchange Commission filings and, based upon such review and discussion, determine whether to recommend to the Board that the CD&A be so included.

f.	With respect to this Committee and the Company:

13.

At the request of the Executive, Nominating, and Corporate Governance Committee, review and make recommendations to that committee regarding any shareholder proposals related to executive compensation or other matters overseen by this Committee to be included in the Company’s proxy statement.

Article V – Meetings and Procedures

This Committee will meet as frequently as circumstances mandate, but no less than two times per calendar year. The Chair or any two members of this Committee may call a meeting of this Committee on no less than three days notice. A majority of the members of this Committee shall constitute a quorum. This Committee shall keep minutes of its meetings and distribute them to the members of this Committee, the Board, and the Corporate Secretary. At the request of the Board, this Committee shall report to the Board on its actions and activities. This Committee will have the opportunity to meet in executive session without any members of management present at each of its meetings.

Article VI – Annual Self-Evaluation

This Committee shall conduct an annual self-evaluation, including a review of this Committee’s compliance with this Charter. As part of such self-evaluation, this Committee shall consider any proposed revisions to this Charter.  This Committee shall report to the Board the findings of such evaluation.

Article VII – Resources and Authority

This Committee is authorized to access internal and external resources as this Committee deems appropriate to discharge its responsibilities, including the authority to engage external consultants. Prior to retaining any outside consultant, this Committee shall evaluate whether such consultant has any conflict of interest as contemplated by Item 407(e)(3)(iv) of Securities and Exchange Commission Regulation S-K. This Committee shall have sole authority to retain and terminate any such consultant and to approve the fees and other retention terms related to the appointment of such consultant.

This Committee shall not be required to implement or act consistently with the advice or recommendations of any consultant, nor shall any such advice or recommendation limit the ability or obligation of this Committee to exercise its own judgment in fulfilling its duties under this Charter.

The foregoing Charter of the Compensation Committee was approved by the Board of Directors of Prime Meridian Holding Company on September 17, 2020.

                                                                                    /s/ Richard W. Weidner

                                                                                    Richard A. Weidner

                                                                                    Chair of the Board